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                                                                    EXHIBIT 23.6




                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Republic Industries, Inc. and to the incorporation by reference therein of our report dated March 31, 1997, with respect to the combined financial statements of Grubb Automotive, Inc., Jack Sherman Chevrolet, Inc., Lou Grubb Chevrolet, Inc., Lou Grubb Ford, Inc., Lou Grubb Saturn, Inc., and Saturn of Tempe, Inc. ("Grubb") as of December 31, 1996 and 1995 and for the years then ended included in Republic Industries, Inc.'s Current Report on Form 8-K dated June 13, 1997, filed with the Securities and Exchange Commission, and to our report dated October 31, 1996 with respect to the combined financial statements of Grubb as of December 31, 1995 and for the year then ended included in Republic Industries, Inc.'s Current Report on Form 8-K dated January 27, 1997, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP


Phoenix, Arizona
September 15, 1997